UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

(202) 828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement

On May 12, 2015, Danaher Corporation, a Delaware corporation (“Danaher”), Pentagon Merger Sub, Inc., a New York corporation and an indirect, wholly owned subsidiary of Danaher (“Merger Sub”) and Pall Corporation, a New York corporation (“Pall”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Pall (the “Merger”), with Pall surviving the Merger as an indirect, wholly owned subsidiary of Danaher.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Pall, par value $0.10 per share (the “Pall Common Stock”), other than Pall Common Stock held by Danaher, Pall or any of their respective subsidiaries, will be converted into the right to receive $127.20 in cash, without interest (the “Merger Consideration”). No appraisal rights in connection with the Merger are available to holders of Pall Common Stock in accordance with Section 910 of the New York Business Corporation Law.

Pursuant to the Merger Agreement, each Pall stock option, performance stock unit and management stock purchase plan award, whether vested or unvested, and each Pall time-based restricted stock unit that is vested or becomes vested in accordance with its terms as of the effective time of the Merger (the “Effective Time”), in each case that is outstanding immediately prior to the Effective Time, will be cancelled and converted into the right to receive the Merger Consideration (in the case of the performance stock units, the number of shares of Pall Common Stock subject to such award will be determined assuming that the greater of target and actual performance through the Effective Time has been met) or, in the case of Pall stock options, the excess, if any, of the Merger Consideration over the applicable exercise price of such Pall stock option. Each time-based restricted stock unit that remains unvested in accordance with its terms as of the Effective Time will be assumed by Danaher at the Effective Time and converted, subject to the same terms and conditions as in effect immediately prior to the Effective Time, into a time-based restricted stock unit relating to the number of shares of the common stock of Danaher determined by multiplying (A) the number of shares of Pall Common Stock previously subject to such restricted stock unit by (B) the quotient of (x) the Merger Consideration divided by (y) the average of the closing prices of the shares of the common stock of Danaher for the ten trading days immediately preceding the Effective Time. Under the Merger Agreement, the Pall employee stock purchase plan will be closed to new participants, no new offering periods will commence, and, if applicable, the current offering period will terminate and each outstanding employee stock purchase plan award will be automatically exercised no later than ten business days prior to the Effective Time.

The closing of the Merger is subject to customary closing conditions, including, among other things: (i) approval of the Merger by holders of at least two-thirds of the outstanding shares of Pall Common Stock, (ii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) receipt of other required anti-trust approvals. Moreover, the obligations of Danaher and Merger Sub, on the one hand, and Pall, on the other hand, to consummate the Merger are subject to certain other conditions, including without limitation (a) the accuracy of the other party’s representations and warranties (subject to materiality qualifiers) and (b) the other party’s performance in all material respects of its obligations and covenants contained in the Merger Agreement. In addition, the obligations of Danaher and Merger Sub to consummate the Merger are subject to the absence of a material adverse effect on Pall, as defined in the Merger Agreement. Closing is not subject to any financing condition or a vote of Danaher’s stockholders.

The Merger Agreement provides for certain termination rights for both Danaher and Pall and further provides that, in connection with termination of the Merger Agreement under specified circumstances, Pall must pay to Danaher a termination fee of $423,194,400 in the event that the Merger Agreement is terminated by Danaher following, among other circumstances, a change of recommendation by Pall’s board of directors or if Pall terminates the Merger Agreement to enter into a definitive agreement with respect to an unsolicited proposal from a third party that is financially superior to Danaher’s, in each case, as is more particularly described in the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, Pall must also pay Danaher a termination fee of $423,194,400 if the Merger Agreement is terminated and, within twelve months following such termination, Pall enters into an agreement for a business combination transaction of the type described in the relevant provisions of the Merger Agreement, or such a transaction is consummated. The Merger Agreement further provides that, upon a termination of the Merger Agreement, no party will be relieved from liability caused by its material intentional breach of the Merger Agreement prior to such termination.

The Merger Agreement contains customary representations and warranties. Pall has agreed to various covenants and agreements, including among others (i) to operate its business in the ordinary course of business and to comply with certain other operating covenants, (ii) to convene a meeting of its shareholders and use its reasonable efforts to solicit proxies in favor of the adoption of the Merger Agreement by Pall’s shareholders and (iii) not to solicit alternative transactions to the Merger. Danaher has agreed to certain covenants and agreements, including among other things to take actions that may be required in order to obtain antitrust approvals of the Merger.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information with respect to Danaher, Merger Sub or Pall. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Danaher’s public disclosures. Investors should read the Merger Agreement together with the other information concerning Danaher and Pall that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this report by reference.

ITEM 8.01	Other Events.

On May 13, 2015, Danaher issued a press release announcing the execution of the Merger Agreement. A copy of the release is being filed herewith as Exhibit 99.1 and incorporated by reference herein.

On May 13, 2015, Danaher issued another press release to announce an intention to separate Danaher into two independent, publicly traded companies. A copy of the release is being filed herewith as Exhibit 99.2 and incorporated by reference herein.

ITEM 9.01	Financing Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 12, 2015, by and among Danaher Corporation, Pentagon Merger Sub, Inc. and Pall Corporation*

99.1	Press Release of Danaher Corporation announcing the Merger Agreement, dated May 13, 2015

99.2	Press Release of Danaher Corporation announcing the proposed separation of Danaher, dated May 13, 2015

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Danaher will furnish copies of such schedules to the Securities and Exchange Commission upon request.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibits hereto include statements that are not strictly historical, including statements regarding the proposed acquisition of Pall, the expected timetable for completing the acquisition, future financial and operating results, benefits and synergies of the acquisition, future opportunities for the combined businesses, the anticipated separation of the Company into two independent companies, the expected timetable for completing the separation, future financial and operating performance of each company, benefits and synergies of the separation, strategic and competitive advantages of each company, the leadership of each company, future opportunities for each company and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, all of which are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: economic conditions affecting the industries in which Danaher’s businesses and Pall operate, the uncertainty of regulatory approvals, Danaher’s and Pall’s ability to satisfy the merger agreement conditions and consummate the transaction on a timely basis or at all, Danaher’s ability to successfully integrate Pall’s operations and employees with Danaher’s existing business, the ability to realize anticipated growth, synergies and cost savings from the acquisition, Pall’s performance and maintenance of important business relationships, Danaher’s ability to satisfy the necessary conditions to consummate the separation on a timely basis or at all, Danaher’s ability to successfully separate the two companies and realize the anticipated benefits from the separation, the maintenance of important business relationships, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, contingent liabilities relating to acquisitions and divestures, our ability to close the anticipated merger of our Communications business with NetScout, Inc. and achieve the desired benefits of that transaction, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2014 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2015. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
	Name:	Daniel L. Comas
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 13, 2015

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 12, 2015, by and among Danaher Corporation, Pentagon Merger Sub, Inc. and Pall Corporation*

99.1	Press Release of Danaher Corporation announcing the Merger Agreement, dated May 13, 2015

99.2	Press Release of Danaher Corporation announcing the proposed separation of Danaher, dated May 13, 2015

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Danaher will furnish copies of such schedules to the Securities and Exchange Commission upon request.